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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 30, 1997
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                      Project Software & Development, Inc.
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             (Exact name of registrant as specified in its charter)


        Massachusetts                      0-23852              04-2448516
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(State or other jurisdiction             (Commission         (IRS Employer
of incorporation or organization)        File Number)        Identification No.)



                 20 University Road, Cambridge, MA 02138
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             (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (617) 661-1444
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          (Former Name or Former Address, if Changed Since Last Report)








                               Page 1 of 10 Pages
                         Exhibit Index Located on Page 5


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ITEM 5.  OTHER EVENTS.

     On February 24, 1997, David M. Sample joined Project Software & Development, Inc. ("PSDI") as Chairman of the Board, President and Chief Executive Officer. On that date, Mr. Sample was elected to PSDI's six member Board of Directors as a Class I Director. Dean Goodermote, formerly PSDI's Chairman of the Board, remains a Director.

     On February 5, 1997, PSDI issued a press release announcing that Mr. Sample was joining PSDI to serve as President and Chief Executive Officer of PSDI, that PSDI expected that Mr. Sample would be elected to serve on the Board of Directors of PSDI and that Mr. Sample would begin serving in both such capacities in late February. A copy of the press release is filed as Exhibit
20.1 to this report and is incorporated herein by reference.

     In connection with Mr. Sample joining PSDI, PSDI has entered into an offer letter with Mr. Sample dated January 30, 1997 (the "Offer Letter"). The Offer Letter provides, among other things, that Mr. Sample will be paid a base salary of $22,916.67 per month, subject to annual review beginning September 30, 1997, and will generally be entitled to up to one hundred percent (100%) of his base salary as a bonus under PSDI's Executive Bonus Plan depending upon PSDI's performance. During the fiscal year ending 1997 any such bonus will be pro-rated, but will be guaranteed to be at least sixty percent (60%) of the maximum payable after such pro-ration. The Offer Letter also indicated that the Compensation Committee of the Board of Directors of PSDI intended to grant Mr. Sample a non-qualified stock option to acquire 200,000 shares of the common stock, par value $.01 per share, of PSDI (the "Common Stock"), which will vest with respect to twenty-five percent (25%) of the Common Stock covered by such option after each year for a four year period. The Offer Letter also provides that PSDI will pay one year's severance pay in the event of the termination of Mr. Sample's employment under certain circumstances and that PSDI will cover certain moving costs and extend to Mr. Sample an interest free loan of up to $300,000 for use solely to acquire a new residence, which loan will be forgiven with respect to one eighth of the amount thereof at the close of business on the last business day of each calendar quarter thereafter if Mr. Sample is still employed by PSDI. A copy of the Offer Letter is attached hereto as Exhibit 10.1. On February 5, 1997, PSDI's Compensation Committee granted Mr. Sample such non-qualified option to purchase 200,000 shares of Common Stock at an exercise price of $42.50 per share.


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ITEM 7.  EXHIBITS.

         (c)  Exhibits.

Exhibit Number                              Description
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  10.1                     Offer Letter by and between Project Software &
                             Development, Inc. and David M. Sample dated
                             January 30, 1997
  20.1                     Press release of Project Software & Development, Inc.
                             dated February 5, 1997




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                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                             PROJECT SOFTWARE & DEVELOPMENT, INC.



                             /s/ Paul D. Birch
                             ----------------------------------------
Date: February 26, 1997      Paul D. Birch
                             Executive Vice President, Finance and
                              Administration and Chief Financial Officer




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                                  Exhibit Index
                                  -------------


                                                                  Page Number in
Exhibit                                                            Sequentially
Number                       Description                          Numbered Copy
------                       -----------                          --------------

 10.1    Offer Letter by and between Project Software & Development,
           Inc. and David M. Sample dated January 30, 1997               6
 20.1    Press release of Project Software & Development, Inc.
           dated February 5, 1997                                        9





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